May 26, 2016

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Tamera Gjesdal	David White
Executive Vice President	Senior Vice President	Vice President
Investor Relations	Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-1471
AGreer@BBandT.com	TGjesdal@BBandT.com	DRWhite@BBandT.com

BB&T announces Brown, Wiggs retirements
Executives leave legacy of outstanding leadership and corporate expansion

WINSTON-SALEM, N.C. - BB&T Corporation (NYSE: BBT) today announced President of Branch Banking and Trust and President, Community Banking Ricky K. Brown will retire effective Dec. 15, 2016, and Senior Executive Vice President and Chief Marketing Officer and Lending Group Manager Steven B. Wiggs will retire effective Sept. 30, 2016.

With a banking career spanning almost 40 years, Brown, 60, leads the Community Banking division, which encompasses retail and small business banking in its 2,137 financial centers with more than 15,000 associates in 26 geographical regions as of March 31, 2016. The division includes commercial, real estate and regional corporate banking, and Brown is also responsible for sales of payment products including treasury, international, BB&T@Work, merchant services and payroll. A member of the Executive Management team since 2004, Brown was named president, Branch Banking and Trust Company Inc. in 2014.

“Ricky has done an outstanding job leading our unique community banking approach in a time of dramatic growth and tremendous challenges. His energy and passion was instrumental in the development and execution of our consumer and business sales culture, and in championing our innovative digital banking platform, U by BB&T,” said BB&T Chairman and CEO Kelly King. “His personal and friendly demeanor will be missed by all, and I know he will have a tremendous, positive influence on whatever pursuits he chooses in this new phase of life.”

After graduating from BB&T’s Management Development Program in 1977, Brown had early success serving in business development roles in several of BB&T’s original markets in eastern North Carolina. After stints as a regional corporate banker and city executive, he was named

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regional president of the Charlotte Metro region. Later, Brown pioneered BB&T’s culture in one of the company’s first large metropolitan markets as group president of the Washington, D.C., Metro region. Under Brown’s leadership, the community bank has grown from 1,413 financial centers and $61.4 billion in average deposits in 2004 to 2,137 financial centers, and $127.8 billion in average deposits as of March 31, 2016. In addition, the community bank has expanded its footprint from the southeastern U.S. to the mid-Atlantic and Texas.

“My career with BB&T has been extraordinary and has been made so by the great associates I’ve been blessed to work with. Serving our clients has been a great privilege as well. I’ll miss these associations that made my work so pleasurable and rewarding, but it’s the right time to start a new chapter in my life. There’s no doubt BB&T remains in good hands, and I’m certain it will continue to flourish in the future. I’m thankful for my good health and the opportunity to apply my purpose and passion to the second half of my life,” Brown said.

Brown was raised in Robersonville, N.C., and graduated with a bachelor's degree in business administration from the University of North Carolina at Chapel Hill. Brown is also a graduate of the School of Banking of the South at Louisiana State University and the Wharton Executive Development Program.

He currently serves on the board of the North Carolina Chamber of Commerce. Brown is also a former board member of Brenner’s Children’s Hospital, Carolina Partnership, Charlotte Chamber of Commerce, Charlotte Mecklenburg Education Foundation, Greater Washington Board of Trade, George Mason University Foundation, and UNC-Charlotte Foundation. Brown also served on the Board of Visitors at Davidson College in Davidson, N.C.; the Board of Trustees for Southeastern University in Washington, D.C.; and as trustee for the Virginia Foundation for Independent Colleges in Richmond, Va.

Wiggs, 58, has also spent his entire 37-year banking career with BB&T. Named to the Executive Management team in 2003, Wiggs is responsible for all marketing efforts and oversees the Lending Group, which includes mortgage, dealer finance and specialized lending businesses.

“Steve is a natural leader, and his fair and balanced approach has served our company well in many different roles,” King said. “His superior execution skills enabled us to expand our Wealth division, establish our sports marketing program and enhance our unique integrated relationship management approach with a new technology platform. Under his leadership, our lending businesses have expanded and further diversified our revenue sources, well positioning BB&T for continued success. I know Steve is looking forward to spending more time with his family, traveling and continuing with his charity interests. And, we wish him the best.”

A graduate of BB&T's Management Development Program in 1979, Wiggs began his career as a business services officer in several of BB&T’s original markets in eastern North Carolina. After serving within the credit department as an area loan administrator, Wiggs returned to the Community Bank in several business sales leadership roles before becoming regional president of the Catawba Valley and Piedmont Community Banking regions. In 2003, Wiggs led the expansion of the Wealth Management division, which is today regularly named among the top wealth

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managers in the nation. In 2005, he was named as the corporation’s first chief marketing officer and launched BB&T’s sports marketing program with a NASCAR sponsorship. Wiggs assumed responsibilities for the Lending Group in 2009, which has expanded nationally and experienced growth in loans from $13.96 billion to $25.06 billion as of Dec. 31, 2015.

“I am looking forward to this next phase of life as I transition to retirement, but I will miss the associates who make BB&T what it is today,” Wiggs said. “When I joined a small eastern North Carolina bank in 1979, I could have never envisioned we would one day become one of the top 10 financial services companies in the country. The last 13 years on the Executive Management team of BB&T has been the most challenging and rewarding experience of my career. But, I’m so proud that, not only did we survive in some tough economic times, we’ve thrived and have become a respected leader in our industry. I am grateful for the opportunity to contribute to our management team under Kelly’s leadership.”

Born in Kinston, N.C., Wiggs graduated with a bachelor's degree in business management from North Carolina State University. He is also a graduate of the Young Executives Institute at the University of North Carolina at Chapel Hill and the Leadership Development Program at the Center for Creative Leadership.

Wiggs currently serves on the boards of the Piedmont Triad Charitable Foundation and North Carolina Amateur Sports and was the 2015 Honorary Chairman of the Wyndham Championship. Through the years, he has served his industry and the community in a variety of ways including serving on the boards of the American Bankers Association, United Way of Forsyth County, Senior Services Inc. of Winston Salem and Forsyth County and as a past chair of the Winston-Salem Chamber of Commerce.

David H. Weaver, senior executive vice president and Community Bank group executive, will assume the leadership role for the Community Bank effective Jan. 1, 2017. Weaver, 49, is a 27-year banking veteran and was appointed to BB&T’s Executive Management team Jan. 1, 2016. “I have worked closely with Ricky for the last 10 years, and he has been a great friend and mentor. I have the greatest admiration and respect for his leadership, and am honored and excited to follow in his footsteps,” Weaver said.

“Ricky and Steve shared with me last year their desire to retire. Our Executive Management team continues to be thoughtful about our long-term succession planning, and we expect to share additional announcements later this year,” King added. “With an average of 26 years of BB&T career experience represented on our Executive Management team, we are well positioned for the future.”

About BB&T
BB&T is one of the largest financial services holding companies in the U.S. with $212.4 billion in assets and market capitalization of $26.0 billion, as of March 31, 2016. Based in Winston-Salem, N.C., the company operates 2,137 financial centers in 15 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at BBT.com.

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